UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2010 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2010, the compensation committee of the Board of Directors of athenahealth, Inc. (the “Company”) approved a grant of restricted stock units (“RSUs”) to an executive officer under the Company’s 2007 Stock Option and Incentive Plan. Each RSU represents the right to receive one share of the Company’s common stock on the vesting date of that RSU. Typically, 25% of the RSUs in each award vest on each of the first four anniversaries of the vesting start date. Any unvested RSUs are immediately and automatically forfeited and returned to the Company upon the termination of employment or cessation of service. The compensation committee also approved and adopted the form of a RSU Award Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

On February 1, 2010, Timothy M. Adams received an option to purchase 90,000 shares of the Company’s common stock and 40,000 restricted stock units in connection with his appointment as the Company’s Chief Financial Officer and Senior Vice President. The stock option and restricted stock units vest as to 25% of those grants on each anniversary of the vesting start date, January 11, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

February 1, 2010	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
VP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement